Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

COMFORT SYSTEMS USA, INC.

As amended through March 21, 2012

BYLAWS

OF

COMFORT SYSTEMS USA, INC

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

SECTION 2. Special Meetings.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the executive committee (if any), at such time and at such place as may be stated in the notice of the meeting. Business transacted at such meeting shall be confined to the purpose(s) stated in the notice of such meeting.

SECTION 3.  Notice of Stockholder Business and Nominations.

(a)                                 Annual Meetings of Stockholders.

(i)                                     Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

(ii)                                  For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to section 3(a)(i) of this ARTICLE 1, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholders’s notice as described above. Such Stockholder’s notice shall set forth:

(A)                               as to each person whom the Stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of each person proposed in such notice, (ii) the principal occupation or employment of each such person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by each such person, if any, (iv) a statement as to each such person’s citizenship, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, under Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder as amended from time to time (collectively, the “Exchange Act”) and (vi) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(B)                               as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the class, series and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and a representation that the Stockholder will notify the corporation in writing of the class, series and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation and a representation that the Stockholder will notify the Corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such Stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the Stockholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such business, (vi) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise solicit proxies from stockholders in support of such proposal and (vii) any other information that is required to be provided by the Stockholder pursuant to the Exchange Act in such Stockholder’s capacity as a proponent of a stockholder proposal.

(iii)                               Notwithstanding anything in the second sentence of Section 3(a)(ii) of this ARTICLE I to the contrary, in the event that the number of

Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time of giving of notice provided for in this Section 3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be), for election to such positions(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 3(a)(ii) of this ARTICLE I shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c)                                  General.

(i)                                     Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or, proposed, as the case may be, in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such defective proposal or nomination shall be disregarded.

(ii)                                  For purposes of this Section 3, “public announcement’ shall mean disclosure in a press release reported by the Dow Jones News Service, Associate Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)                               Notwithstanding the foregoing provisions of this Section 3., a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (B) of the holders of any series of Common Stock or Preferred Stock or any outstanding voting indebtedness to elect Directors under specified circumstances.

Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 3 of ARTICLE I may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Corporation’s stock entitled to vote generally at elections of Directors voting together as a single class, and at least 80 percent of each class, series and issuance of combined voting power of the then outstanding shares of the Corporation’s stock entitled to vote generally at elections of Directors voting separately as a class, series and issuance.

SECTION 4. Quorum.  At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 5. Adjourned Meetings.  Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. Organization. Each annual and special meeting of Stockholders held in person shall be presided over by a chairman, who shall have the exclusive authority to, among other things, determine (a) whether business and nominations have been properly brought before such meetings, and (b) the order in which business and nominations properly brought before such meeting shall be considered. The chairman of each annual and special meeting shall be the Chairman of the Board of Directors, or such person as shall be appointed by the resolution approved by the majority of the Board of Directors.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

SECTION 7. Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected without such a meeting by any consent in writing by such holders.

ARTICLE II

Board of Directors

SECTION 1. Number and Term of Office; Classes.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors, provided that no decrease in the number shall have the effect of shortening the term of an incumbent director.  At each annual meeting of stockholders the Directors shall be elected by the stockholders for a term of one year.  Each Director shall serve until his successor is duly elected and shall qualify.

SECTION 2. Removal, Vacancies and Additional Directors. Except as otherwise provided in the Certificate of Incorporation, the stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Except as otherwise provided in the Certificate of Incorporation, vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies

SECTION 3. Place of Meeting.  The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

SECTION 4. Regular Meeting.  Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors, but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five (5) days before the first meeting held in pursuance thereof.

SECTION 5. Special Meeting.  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the Chief Executive Officer, President, or Chief Operating Officer or by any two of the Directors then in office.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two (2) days before the meeting or by causing the same to be transmitted by telegraph, cable,wireless or other electronic transmission at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one Director, in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 7. Chairman of the Board. The Chairman of the Board may be elected at the annual meeting of the board following the annual meeting of stockholders or at a board meeting following the nomination of a new Chairman to fill any vacancy occurring in the Chairman of the Board position. Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors. In the absence of an elected Chairman of the Board, or if the Chairman of the Board is not a director, the Lead Director shall have all the duties assigned to the Chairman of the Board, except that a Chairman of the Board who is not a director may still preside at all meetings of the stockholders and the Board of Directors if so directed by the Board of Directors.

SECTION 8. Organization.  The Chairman of the Board, or in his absence, the Lead Director, or in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, the Chief Operating Officer, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Lead Director, the President, and the Chief Operating Officer, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

SECTION 9. Conference Telephone Meetings.  Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 10. Consent of Directors or Committee in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereto, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

SECTION 11. Compensation.  Each Director, who is not a full-time salaried officer of the Corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board of Directors may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board of Directors or any committee thereof.

SECTION 12. Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers of this Corporation, or have a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the

Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

SECTION 13. Lead Director.  The Board of Directors may, at its discretion, appoint a Lead Director to coordinate the activities of the independent directors.  The Lead Director shall have such duties as may be assigned to him by the Board of Directors. In the absence of an elected Chairman of the Board, or if the Chairman of the Board is not a director, the Lead Director shall have all the duties assigned to the Chairman of the Board, except that a Chairman of the Board who is not a director may still preside at all meetings of the stockholders and the Board of Directors if so directed by the Board of Directors.

ARTICLE III

Committees of the Board of Directors

SECTION 1. Executive Committee.  The Board of Directors may, in its discretion, designate an Executive Committee, consisting of such number of Directors as the Board of Directors may from time to time determine.  The committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the committee shall have no power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.  The committee shall have such other powers as the Board of Directors may from time to time prescribe.

SECTION 2. Audit Committee.  The Board of Directors shall designate annually an Audit Committee consisting of not less than three Directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation.  The committee shall review with the independent accountants the Corporation’s financial policies and practices, adequacy of controls, standard and special tests used in verifying the Corporation’s statements of account and in determining the soundness of the Corporation’s financial condition, and the committee shall report to the Board of Directors the result of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the Corporation’s Corporate Compliance Policy or related code of business conduct.  The committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 3. Compensation Committee.  The Board of Directors shall designate annually a Compensation Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation.  The committee shall administer the Corporation’s executive compensation plans and programs.  In addition, the committee shall consider proposals with respect to the creation of and changes to executive compensation plans and will review appropriate criteria for establishing certain performance measures and determining annual corporate and executive performance ratings under applicable corporation plans and programs.  The committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 4. Governance and Nominating Committee.  The Board of Directors shall designate annually a Governance and Nominating Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers or employees of the Corporation.  The committee shall have responsibilities relating to corporate governance and criteria for Board of Directors selection.  The committee shall develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation, identify individuals qualified to become members of the Board of Directors, (consistent with criteria approved by the Board of Directors), select, or recommend that the Board of Directors select, the Director nominees for the next annual meeting of stockholders, and consider any nominations submitted by the stockholders to the Secretary in accordance with these By-laws, the Corporation’s corporate governance guidelines or applicable law.  The committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 5. Committee Chairman, Books and Records.  The Board of Directors, based upon a recommendation of the Governance and Nominating Committee, shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules.  Each committee shall keep a record of its acts, proceedings and all action of the committee shall be reported to the Board of Directors at the next regularly scheduled meeting of the Board of Directors.

SECTION 6. Alternates.  Alternate members of the committees prescribed by this Article III may be designated by the Board of Directors from among the Directors to serve as occasion may require.  Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

Alternate members of such committees shall receive reimbursement for expenses and compensation at the same rate as regular members of such committees.

SECTION 7. Other Committees.  The Board may designate such other committees, consisting of such number of Directors as the Board of Directors may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 8.  Quorum and Manner of Acting.  At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE IV

Officers

SECTION 1. Officers.  The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial

Officer, and one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 8 of this Article IV. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties, of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Powers and Duties of the Chief Executive Officer.  The Chief Executive Officer, shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors and the Chairman of the Board, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of Chief Executive Officer.  In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time to be assigned to him by these Bylaws or by the Board of Directors or the Chairman of the Board.

SECTION 3. Powers and Duties of the President or the Chief Operating Officer.  The President, or in the absence of a President, the Chief Operating Officer, shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, shall have general charge and control of all its operations and shall have all powers and shall perform all duties incident to the office of President or Chief Operating Officer, whichever the case may be. In the absence of the Chairman of the Board, the Lead Director, or the Chief Executive Officer, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 4. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the corporation, including budgetary and accounting methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 5. Powers and Duties of the Vice Presidents.  Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer.

SECTION 6. Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and whenever required by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer shall render statements of such accounts; and he shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer.

SECTION 7. Powers and Duties of the Treasurer.  The Treasurer, subject to the powers and duties of the Chief Financial Officer, shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall have all powers and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors, the Chairman of the Board, the

Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer.

SECTION 8. Additional Officers.  The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary.

SECTION 9. Giving of Bond by Officers.  All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

SECTION 10. Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 11. Compensation of Officers.  The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE V

Indemnification of Directors and Officers

SECTION 1. Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (1) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Successful Defense.  To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article V or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 3. Determination that Indemnification is Proper. Any indemnification of a Director or Officer of the Corporation under Section 1 of this Article V (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1. Any indemnification of an employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 4. Advance Payment of Expenses.  Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 5. Insurance, Contracts and Funding.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article V.

SECTION 6. Survival: Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article V.

SECTION 6. Severability.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7. Subrogation.  In the event of payment of indemnification to a person described in Section 1 of this Article V, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 8. No Duplication of Payments.  The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against a person described in Section 1 of this Article V to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VI

Stock-Seal-Fiscal Year

SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors.  All certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.  Some or all of the issuances of shares of stock of the Corporation may be issued as uncertificated shares.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 2. Lost, Stolen or Destroyed Certificates.  Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares.  Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article VI.

SECTION 4. Regulations.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting prior to, or more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 7. Corporate Seal.  The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VII

Miscellaneous Provisions

SECTION 1. Checks, Notes, Etc.  All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Contracts. Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Chief Financial Officer may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

SECTION 4. Waivers of Notice.  Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5. Offices Outside of Delaware.  Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

ARTICLE VII

Amendments

The Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors; provided, however, that unless a different percentage is called for in a particular provision hereof, any amendment or repeal of the Bylaws of the Corporation by the stockholders shall be by a vote of the holders of at least 66 2/3 percent of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.